Exhibit 99.1

Contact: Marc Cannon (954) 769-3146 cannonm@autonation.com Derek Fiebig (954) 769-2227 fiebigd@autonation.com

AutoNation Reports Record Third Quarter EPS
•Third quarter 2022 GAAP EPS was a third-quarter record $6.31, an increase of 23% year-over-year, and adjusted EPS was $6.00, an increase of 17% year-over-year
•Third quarter 2022 revenue was $6.7 billion, an increase of 4% compared to the same period a year ago despite lower industry sales of new and used units
•Third quarter 2022 operating income was $523 million, an increase of 4% as compared to the same period a year ago
•Third quarter 2022 After-Sales gross profit was $479 million, an increase of 13% compared to the same period a year ago
•During the third quarter of 2022, AutoNation repurchased 3.8 million shares of common stock for an aggregate purchase price of $428 million
•AutoNation today announced that the Board of Directors authorized the repurchase of up to an additional $1 billion of AutoNation common stock
•AutoNation today announced it has entered into an agreement to acquire four dealerships, representing nine franchises, from Moreland Auto Group, representing approximately $320 million in annual revenue
FORT LAUDERDALE, Fla., (October 27, 2022) — AutoNation, Inc. (NYSE: AN), America’s most admired automotive retailer, today reported third quarter 2022 GAAP EPS of $6.31 and adjusted EPS of $6.00. Third quarter 2022 revenue was $6.7 billion, an increase of 4% as compared to the same period a year ago. Reconciliations of non-GAAP financial measures are included in the attached financial tables.

“Inventory in the industry remains constrained and retail sales of new and used vehicles remain well below historical levels. In this environment, our Associates continue to drive strong results, while focused on providing a superior Customer experience. Their efforts increased After-Sales gross profit and delivered record Customer Financial Services gross profit per vehicle retailed,” said Mike Manley, AutoNation’s Chief Executive Officer.

Operational Summary
Third quarter 2022 Operational Summary compared to the year-ago period:

•Revenue - Revenue was $6.7 billion, an increase of 4% compared to the year-ago period. Higher average selling prices of vehicles and continued growth in After-Sales and Customer Financial Services more than offset lower unit sales of new and used vehicles.
◦New Vehicle Revenue – $2.9 billion, an increase of $110 million or 4%.
◦Used Vehicle Revenue – $2.4 billion, an increase of $79 million or 3%.
◦After-Sales Revenue – $1.0 billion, an increase of $88 million or 9%.
◦Customer Financial Services Revenue – $361 million, an increase of $12 million or 3%.
•Gross Profit - Gross profit totaled $1.3 billion, an increase of 3% compared to the year-ago period.
◦New Vehicle Gross Profit - New vehicle gross profit per vehicle retailed was $5,934, up $450 or 8%.
◦Used Vehicle Gross Profit - Used vehicle gross profit per vehicle retailed was $1,870, a decrease of $233 or 11%.

◦After-Sales Gross Profit - After-Sales gross profit was $479 million, an increase of $54 million or 13%.
◦Customer Financial Services Gross Profit - Customer Financial Services gross profit per vehicle retailed was $2,755, up $186 or 7%.
•SG&A as a Percentage of Gross Profit –SG&A as a percentage of gross profit was 58.1%, slightly higher than recent periods reflecting investments in technology and new business initiatives.

Selected GAAP Financial Data
($ in millions, except per share data)
	Three Months Ended September 30,
	2022	2021	YoY
Revenue	$6,666.0	$6,379.5	4%
Gross Profit	$1,312.8	$1,271.9	3%
Operating Income	$522.5	$503.3	4%
Net Income	$352.6	$361.7	-3%
Diluted EPS	$6.31	$5.12	23%

New Vehicle Retail Unit Sales	55,565	58,277	-5%
Used Vehicle Retail Unit Sales	75,355	77,553	-3%

Selected Non-GAAP Financial Data
($ in millions, except per share data)
	Three Months Ended September 30,
	2022	2021	YoY
Adjusted Operating Income	$500.1	$503.3	-1%
Adjusted Net Income	$335.6	$361.7	-7%
Adjusted Diluted EPS	$6.00	$5.12	17%
Capital Allocation
“With significant cash flow generation and a healthy balance sheet, AutoNation continues to deploy capital to enhance shareholder returns while further positioning the Company for long-term sustained profitability,” added Manley.

AutoNation today announced it has signed an agreement to acquire Brandon Dodge on Broadway, Colorado Springs Dodge, Pikes Peak Acura and City Auto Plaza from Moreland Auto Group with approximately $320 million in annual revenue. This transaction is subject to customary terms and conditions, including manufacturer approval, and is expected to close in the fourth quarter of 2022.

In October 2022, AutoNation completed the previously announced acquisition of CIG Financial, an auto finance company headquartered in Irvine, CA. The acquisition of CIG Financial aligns with AutoNation’s strategic business model and extends AutoNation’s relationship with its Customers throughout the vehicle ownership life cycle.

Additionally, during the third quarter AutoNation opened its twelfth AutoNation USA store in Kennesaw, Georgia. Although the pace of new store openings has been inhibited due in part to the challenging construction market, the expansion of our national footprint remains a core part of our strategy. We currently have two dozen facilities in differing phases of development. Our long-term strategic goal remains to own and operate over 130 AutoNation USA stores from coast to coast.

During the third quarter of 2022, AutoNation repurchased 3.8 million shares of common stock, or 7% of shares outstanding, for an aggregate purchase price of $428 million. Year-to-date through October 25, 2022, AutoNation repurchased 13.6 million shares of common stock, or 22% of the shares outstanding at the beginning of the year, for an aggregate purchase price of $1.5 billion. As of October 25, 2022, AutoNation had approximately 50 million shares outstanding down from 83 million shares at the end of 2020. AutoNation today announced that the Board of Directors authorized the repurchase of up to an additional $1 billion of AutoNation common stock, bringing the total available authorization to $1.4 billion.

Liquidity and Leverage
As of September 30, 2022, AutoNation had $2.2 billion of liquidity, including $443 million in cash and approximately $1.8 billion of availability under our revolving credit facility. The Company’s covenant leverage ratio was 1.5x at quarter-end, or 1.3x net of cash and used floorplan availability. AutoNation had approximately $3.5 billion of non-vehicle debt outstanding as of September 30, 2022.

Segment Results
Segment results(1) for the third quarter 2022 were as follows:
Third Quarter 2022 Segment Results
•Domestic – Domestic segment income(2) was $143 million compared to year-ago segment income of $149 million, a decrease of 4%.
•Import – Import segment income(2) was $180 million compared to year-ago segment income of $201 million, a decrease of 10%.
•Premium Luxury – Premium Luxury segment income(2) was $235 million compared to year-ago segment income of $206 million, an increase of 14%.

Selected GAAP Financial Data
($ in millions, except per share data)
	Nine Months Ended September 30,
	2022	2021	YoY
Revenue	$20,288.0	$19,261.7	5%
Gross Profit	$3,983.4	$3,631.0	10%
Operating Income	$1,599.6	$1,370.4	17%
Net Income	$1,091.0	$985.9	11%
Diluted EPS	$18.52	$12.62	47%

New Vehicle Retail Unit Sales	169,897	204,802	-17%
Used Vehicle Retail Unit Sales	232,198	229,922	1%

Selected Non-GAAP Financial Data
($ in millions, except per share data)
	Nine Months Ended September 30,
	2022	2021	YoY
Adjusted Operating Income	$1,577.2	$1,370.4	15%
Adjusted Net Income	$1,074.0	$980.2	10%
Adjusted Diluted EPS	$18.23	$12.55	45%
The third quarter conference call may be accessed by telephone at 844-200-6205 (Conference ID:590463) at 9:00 a.m. Eastern Time today or on AutoNation’s investor relations website at investors.autonation.com.

The webcast will also be available on AutoNation’s website following the call under “Events & Presentations.” A playback of the conference call will be available after 1:00 p.m. Eastern Time on October 27, 2022, through November 17, 2022, by calling 866-813-9403 (Conference ID: 870872).
(1)AutoNation has three reportable segments: Domestic, Import, and Premium Luxury. The Domestic segment is comprised of stores that sell vehicles manufactured by General Motors, Ford, and Stellantis; the Import segment is comprised of stores that sell vehicles manufactured primarily by Toyota, Honda, Hyundai, Subaru, and Nissan; and the Premium Luxury segment is comprised of stores that sell vehicles manufactured primarily by Mercedes-Benz, BMW, Lexus, Audi, and Jaguar Land Rover.
(2)Segment income represents income for each of AutoNation’s reportable segments and is defined as operating income less floorplan interest expense.

About AutoNation, Inc.
AutoNation, a provider of personalized transportation services, is driven by innovation and transformation. As one of America's most admired companies, AutoNation delivers a peerless Customer experience recognized by data-driven consumer insight leaders, Reputation and J.D. Power. Through its bold leadership and brand affinity, the AutoNation Brand is synonymous with "DRVPNK" and "What Drives You, Drives Us." AutoNation has a singular focus on personalized transportation services that are easy, transparent, and Customer-centric.

Please visit www.autonation.com, investors.autonation.com, and www.twitter.com/autonation, where AutoNation discloses additional information about the Company, its business, and its results of operations. Please also visit www.autonationdrive.com, AutoNation’s automotive blog, for information regarding the AutoNation community, the automotive industry, and current automotive news and trends.

NON-GAAP FINANCIAL MEASURES
This news release and the attached financial tables contain certain non-GAAP financial measures as defined under SEC rules, which exclude certain items disclosed in the attached financial tables. As required by SEC rules, the Company provides reconciliations of these measures to the most directly comparable GAAP measures. The Company believes that these non-GAAP financial measures improve the transparency of the Company’s disclosure, provide a meaningful presentation of the Company’s results excluding the impact of items not related to the Company's ongoing core business operations, and improve the period-to-period comparability of the Company’s results from its core business operations. Non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated and presented in accordance with GAAP.
FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Words such as "anticipates," "expects," "intends," "goals," “targets,” “projects,” "plans," "believes," "continues," "may," "will," "could," and variations of such words and similar expressions are intended to identify such forward-looking statements. Statements regarding our strategic initiatives, partnerships, investments, and pending acquisitions, including the planned expansion of our AutoNation USA pre-owned vehicle stores, our investments in digital and online capabilities, and our planned acquisition of the Moreland Auto Group, statements regarding our expectations for the future performance of our business and the automotive retail industry, and other statements that describe our objectives, goals, or plans, are forward-looking statements. Our forward-looking statements reflect our current expectations concerning future results and events, and they involve known and unknown risks, uncertainties, and other factors that are difficult to predict and may cause our actual results, performance, or achievements to be materially different from any future results, performance, and achievements expressed or implied by these statements. These risks, uncertainties, and other factors include, among others: our ability to implement successfully our strategic initiatives, partnerships, investments, and pending acquisitions, including the planned expansion of our AutoNation USA stores; our ability to identify, acquire, and build out suitable locations in a timely manner; our ability to develop successfully our digital and online capabilities; our ability to satisfy applicable closing conditions for pending acquisitions; our ability to maintain and enhance our retail brands and reputation and to attract consumers to our own digital channels; our ability to acquire and integrate successfully new franchises; restrictions imposed by vehicle manufacturers and our ability to obtain manufacturer approval for acquisitions; economic conditions, including changes in unemployment, interest, and/or inflation rates, consumer demand, fuel prices, and tariffs; supply chain disruptions and inventory availability; new and used vehicle margins; our ability to attain planned sales volumes within our expected time frames; our ability to successfully implement and maintain expense controls; the success and financial viability and the incentive and marketing programs of vehicle manufacturers and distributors with which we hold franchises; the response by federal, state, and local governments and other parties to, and the economic impacts of, the COVID-19 pandemic; natural disasters and other adverse weather events; the resolution of legal and administrative proceedings; regulatory factors affecting our business, including fuel economy requirements; the announcement of safety recalls; factors affecting our goodwill and other intangible asset impairment testing; and other factors described in our news releases and filings made under the securities laws, including, among others, our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. Forward-looking statements contained in this news release speak only as of the date of this news release, and we undertake no obligation to update these forward-looking statements to reflect subsequent events or circumstances.

AUTONATION, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue:
New vehicle	$2,863.9	$2,753.8	$8,606.9	$9,164.4
Used vehicle	2,401.7	2,323.2	7,494.5	6,295.2
Parts and service	1,032.1	943.7	3,072.3	2,745.5
Finance and insurance, net	360.7	348.9	1,092.2	1,030.9
Other	7.6	9.9	22.1	25.7
Total revenue	6,666.0	6,379.5	20,288.0	19,261.7
Cost of sales:
New vehicle	2,534.2	2,434.2	7,578.7	8,334.3
Used vehicle	2,259.7	2,146.2	7,059.4	5,775.3
Parts and service	553.5	518.9	1,650.9	1,499.2
Other	5.8	8.3	15.6	21.9
Total cost of sales	5,353.2	5,107.6	16,304.6	15,630.7
Gross profit	1,312.8	1,271.9	3,983.4	3,631.0
Selling, general, and administrative expenses	763.2	723.7	2,259.4	2,120.5
Depreciation and amortization	50.1	47.6	148.9	143.4
Other income, net	(23.0)	(2.7)	(24.5)	(3.3)
Operating income	522.5	503.3	1,599.6	1,370.4
Non-operating income (expense) items:
Floorplan interest expense	(10.7)	(4.9)	(21.7)	(20.9)
Other interest expense	(33.7)	(24.1)	(97.4)	(66.2)
Other income (loss), net	(4.6)	(0.8)	(24.7)	19.1
Income from continuing operations before income taxes	473.5	473.5	1,455.8	1,302.4
Income tax provision	120.8	111.8	364.5	316.3
Net income from continuing operations	352.7	361.7	1,091.3	986.1
Loss from discontinued operations, net of income taxes	(0.1)	—	(0.3)	(0.2)
Net income	$352.6	$361.7	$1,091.0	$985.9
Diluted earnings (loss) per share(1):
Continuing operations	$6.31	$5.12	$18.53	$12.63
Discontinued operations	$—	$—	$(0.01)	$—
Net income	$6.31	$5.12	$18.52	$12.62
Weighted average common shares outstanding	55.9	70.7	58.9	78.1
Common shares outstanding, net of treasury stock, at period end	52.3	65.5	52.3	65.5

(1)Earnings per share amounts are calculated discretely and therefore may not add up to the total due to rounding.

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA
($ in millions, except per vehicle data)

Operating Highlights	Three Months Ended September 30,				Nine Months Ended September 30,
	2022	2021	$ Variance	% Variance	2022	2021	$ Variance	% Variance
Revenue:
New vehicle	$2,863.9	$2,753.8	$110.1	4.0	$8,606.9	$9,164.4	$(557.5)	(6.1)
Retail used vehicle	2,253.1	2,158.2	94.9	4.4	7,007.5	5,888.1	1,119.4	19.0
Wholesale	148.6	165.0	(16.4)	(9.9)	487.0	407.1	79.9	19.6
Used vehicle	2,401.7	2,323.2	78.5	3.4	7,494.5	6,295.2	1,199.3	19.1
Finance and insurance, net	360.7	348.9	11.8	3.4	1,092.2	1,030.9	61.3	5.9
Total variable operations	5,626.3	5,425.9	200.4	3.7	17,193.6	16,490.5	703.1	4.3
Parts and service	1,032.1	943.7	88.4	9.4	3,072.3	2,745.5	326.8	11.9
Other	7.6	9.9	(2.3)		22.1	25.7	(3.6)
Total revenue	$6,666.0	$6,379.5	$286.5	4.5	$20,288.0	$19,261.7	$1,026.3	5.3
Gross profit:
New vehicle	$329.7	$319.6	$10.1	3.2	$1,028.2	$830.1	$198.1	23.9
Retail used vehicle	140.9	163.1	(22.2)	(13.6)	413.4	468.7	(55.3)	(11.8)
Wholesale	1.1	13.9	(12.8)		21.7	51.2	(29.5)
Used vehicle	142.0	177.0	(35.0)	(19.8)	435.1	519.9	(84.8)	(16.3)
Finance and insurance	360.7	348.9	11.8	3.4	1,092.2	1,030.9	61.3	5.9
Total variable operations	832.4	845.5	(13.1)	(1.5)	2,555.5	2,380.9	174.6	7.3
Parts and service	478.6	424.8	53.8	12.7	1,421.4	1,246.3	175.1	14.0
Other	1.8	1.6	0.2		6.5	3.8	2.7
Total gross profit	1,312.8	1,271.9	40.9	3.2	3,983.4	3,631.0	352.4	9.7
Selling, general, and administrative expenses	763.2	723.7	(39.5)	(5.5)	2,259.4	2,120.5	(138.9)	(6.6)
Depreciation and amortization	50.1	47.6	(2.5)		148.9	143.4	(5.5)
Other income, net	(23.0)	(2.7)	20.3		(24.5)	(3.3)	21.2
Operating income	522.5	503.3	19.2	3.8	1,599.6	1,370.4	229.2	16.7
Non-operating income (expense) items:
Floorplan interest expense	(10.7)	(4.9)	(5.8)		(21.7)	(20.9)	(0.8)
Other interest expense	(33.7)	(24.1)	(9.6)		(97.4)	(66.2)	(31.2)
Other income (loss), net	(4.6)	(0.8)	(3.8)		(24.7)	19.1	(43.8)
Income from continuing operations before income taxes	$473.5	$473.5	$—	—	$1,455.8	$1,302.4	$153.4	11.8
Retail vehicle unit sales:
New	55,565	58,277	(2,712)	(4.7)	169,897	204,802	(34,905)	(17.0)
Used	75,355	77,553	(2,198)	(2.8)	232,198	229,922	2,276	1.0
	130,920	135,830	(4,910)	(3.6)	402,095	434,724	(32,629)	(7.5)
Revenue per vehicle retailed:
New	$51,541	$47,254	$4,287	9.1	$50,660	$44,748	$5,912	13.2
Used	$29,900	$27,829	$2,071	7.4	$30,179	$25,609	$4,570	17.8
Gross profit per vehicle retailed:
New	$5,934	$5,484	$450	8.2	$6,052	$4,053	$1,999	49.3
Used	$1,870	$2,103	$(233)	(11.1)	$1,780	$2,039	$(259)	(12.7)
Finance and insurance	$2,755	$2,569	$186	7.2	$2,716	$2,371	$345	14.6
Total variable operations(1)	$6,350	$6,122	$228	3.7	$6,301	$5,359	$942	17.6

(1) Total variable operations gross profit per vehicle retailed is calculated by dividing the sum of new vehicle, retail used vehicle, and finance and insurance gross profit by total retail vehicle unit sales.

Operating Percentages	Three Months Ended September 30,		Nine Months Ended September 30,
	2022 (%)	2021 (%)	2022 (%)	2021 (%)
Revenue mix percentages:
New vehicle	43.0	43.2	42.4	47.6
Used vehicle	36.0	36.4	36.9	32.7
Parts and service	15.5	14.8	15.1	14.3
Finance and insurance, net	5.4	5.5	5.4	5.4
Other	0.1	0.1	0.2	—
	100.0	100.0	100.0	100.0
Gross profit mix percentages:
New vehicle	25.1	25.1	25.8	22.9
Used vehicle	10.8	13.9	10.9	14.3
Parts and service	36.5	33.4	35.7	34.3
Finance and insurance	27.5	27.4	27.4	28.4
Other	0.1	0.2	0.2	0.1
	100.0	100.0	100.0	100.0
Operating items as a percentage of revenue:
Gross profit:
New vehicle	11.5	11.6	11.9	9.1
Used vehicle - retail	6.3	7.6	5.9	8.0
Parts and service	46.4	45.0	46.3	45.4
Total	19.7	19.9	19.6	18.9
Selling, general, and administrative expenses	11.4	11.3	11.1	11.0
Operating income	7.8	7.9	7.9	7.1
Operating items as a percentage of total gross profit:
Selling, general, and administrative expenses	58.1	56.9	56.7	58.4
Operating income	39.8	39.6	40.2	37.7

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA
($ in millions)

Segment Operating Highlights	Three Months Ended September 30,				Nine Months Ended September 30,
	2022	2021	$ Variance	% Variance	2022	2021	$ Variance	% Variance
Revenue:
Domestic	$2,032.8	$1,955.2	$77.6	4.0	$6,108.1	$5,926.7	$181.4	3.1
Import	1,875.2	1,983.3	(108.1)	(5.5)	5,799.0	5,927.9	(128.9)	(2.2)
Premium luxury	2,506.4	2,218.0	288.4	13.0	7,601.7	6,790.0	811.7	12.0
Total	6,414.4	6,156.5	257.9	4.2	19,508.8	18,644.6	864.2	4.6
Corporate and other	251.6	223.0	28.6	12.8	779.2	617.1	162.1	26.3
Total consolidated revenue	$6,666.0	$6,379.5	$286.5	4.5	$20,288.0	$19,261.7	$1,026.3	5.3

Segment income*:
Domestic	$142.7	$149.1	$(6.4)	(4.3)	$445.2	$436.6	$8.6	2.0
Import	180.3	200.7	(20.4)	(10.2)	559.0	530.3	28.7	5.4
Premium luxury	235.2	206.1	29.1	14.1	722.2	590.3	131.9	22.3
Total	558.2	555.9	2.3	0.4	1,726.4	1,557.2	169.2	10.9
Corporate and other	(46.4)	(57.5)	11.1		(148.5)	(207.7)	59.2
Add: Floorplan interest expense	10.7	4.9	5.8		21.7	20.9	0.8
Operating income	$522.5	$503.3	$19.2	3.8	$1,599.6	$1,370.4	$229.2	16.7
* Segment income represents income for each of our reportable segments and is defined as operating income less floorplan interest expense.

Retail new vehicle unit sales:
Domestic	16,859	15,878	981	6.2	49,984	59,006	(9,022)	(15.3)
Import	22,309	27,968	(5,659)	(20.2)	70,457	94,947	(24,490)	(25.8)
Premium luxury	16,397	14,431	1,966	13.6	49,456	50,849	(1,393)	(2.7)
	55,565	58,277	(2,712)	(4.7)	169,897	204,802	(34,905)	(17.0)

Retail used vehicle unit sales:
Domestic	24,827	26,989	(2,162)	(8.0)	76,603	79,524	(2,921)	(3.7)
Import	25,416	26,450	(1,034)	(3.9)	77,731	78,679	(948)	(1.2)
Premium luxury	20,677	21,031	(354)	(1.7)	64,007	62,935	1,072	1.7
	70,920	74,470	(3,550)	(4.8)	218,341	221,138	(2,797)	(1.3)

Brand Mix - Retail New Vehicle Units Sold	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022 (%)	2021 (%)	2022 (%)	2021 (%)
Domestic:
Ford, Lincoln	10.5	8.6	10.7	9.8
Chevrolet, Buick, Cadillac, GMC	10.8	9.1	9.8	10.0
Chrysler, Dodge, Jeep, Ram	9.0	9.5	8.9	9.0
Domestic total	30.3	27.2	29.4	28.8
Import:
Toyota	19.7	23.4	20.4	22.1
Honda	9.1	14.0	9.7	14.0
Nissan	1.7	2.6	2.1	2.6
Hyundai	3.4	1.9	3.2	2.1
Subaru	3.0	3.0	3.1	2.9
Other Import	3.3	3.1	3.0	2.7
Import total	40.2	48.0	41.5	46.4
Premium Luxury:
Mercedes-Benz	10.9	7.6	10.5	8.5
BMW	9.4	8.1	9.5	7.4
Lexus	2.8	3.6	2.8	3.0
Audi	2.7	1.9	2.6	2.3
Jaguar Land Rover	1.7	1.8	1.7	2.0
Other Premium Luxury	2.0	1.8	2.0	1.6
Premium Luxury total	29.5	24.8	29.1	24.8
	100.0	100.0	100.0	100.0

 AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA, Continued
($ in millions)

Capital Expenditures / Stock Repurchases	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Capital expenditures (1)	$83.1	$47.5	$240.1	$166.2
Cash paid for acquisitions, net of cash acquired	$—	$209.1	$—	$209.1
Deposits for investment	$81.6	$—	$81.6	$—
Proceeds from exercises of stock options	$0.8	$13.6	$3.4	$42.6
Stock repurchases:
Aggregate purchase price	$428.2	$879.2	$1,213.1	$1,921.4
Shares repurchased (in millions)	3.8	7.9	10.9	19.2

Floorplan Assistance and Expense	Three Months Ended September 30,			Nine Months Ended September 30,
	2022	2021	Variance	2022	2021	Variance
Floorplan assistance earned (included in cost of sales)	$26.3	$27.1	$(0.8)	$81.1	$93.9	$(12.8)
New vehicle floorplan interest expense	(9.4)	(3.8)	(5.6)	(18.2)	(18.7)	0.5
Net new vehicle inventory carrying benefit	$16.9	$23.3	$(6.4)	$62.9	$75.2	$(12.3)

Balance Sheet and Other Highlights	September 30, 2022	December 31, 2021	September 30, 2021
Cash and cash equivalents	$442.9	$60.4	$72.0
Inventory	$1,851.3	$1,847.9	$1,496.6
Total floorplan notes payable	$1,624.9	$1,457.6	$1,248.4
Non-vehicle debt	$3,544.6	$3,198.4	$2,680.3
Equity	$2,255.2	$2,377.0	$2,356.5

New days supply (industry standard of selling days)	15 days	9 days	10 days
Used days supply (trailing calendar month days)	34 days	40 days	35 days

Key Credit Agreement Covenant Compliance Calculations (2)
Leverage ratio		1.54x
Covenant	less than or equal to	3.75x

Capitalization ratio		56.0%
Covenant	less than or equal to	70.0%

(1) Includes accrued construction in progress and excludes property associated with leases entered into during the period.
(2)Calculated in accordance with our credit agreement as filed with the SEC.

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA, Continued
($ in millions, except per share data)

Comparable Basis Reconciliations(1)
	Three Months Ended September 30,
	Operating Income		Income from Continuing Operations Before Income Taxes		Income Tax Provision(2)		Effective Tax Rate		Net Income		Diluted Earnings Per Share(3)
	2022	2021	2022	2021	2022	2021	2022	2021	2022	2021	2022	2021
From continuing operations, as reported	$522.5	$503.3	$473.5	$473.5	$120.8	$111.8	25.5%	23.6%	352.7	361.7
Discontinued operations, net of income taxes									(0.1)	—
As reported									$352.6	$361.7	$6.31	$5.12
Net gains on business/property dispositions	(16.1)	—	(16.1)	—	(4.0)	—			(12.1)	—	$(0.22)	$—
Legal settlement	(6.3)	—	(6.3)	—	(1.4)	—			(4.9)	—	$(0.09)	$—
Adjusted	$500.1	$503.3	$451.1	$473.5	$115.4	$111.8	25.6%	23.6%	$335.6	$361.7	$6.00	$5.12

	Nine Months Ended September 30,
	Operating Income		Income from Continuing Operations Before Income Taxes		Income Tax Provision(2)		Effective Tax Rate		Net Income		Diluted Earnings Per Share(3)
	2022	2021	2022	2021	2022	2021	2022	2021	2022	2021	2022	2021
From continuing operations, as reported	$1,599.6	$1,370.4	$1,455.8	$1,302.4	$364.5	$316.3	25.0%	24.3%	$1,091.3	$986.1
Discontinued operations, net of income taxes									(0.3)	(0.2)
As reported									1,091.0	985.9	$18.52	$12.62
Net gains on business/property dispositions	(16.1)	—	(16.1)	—	(4.0)	—			(12.1)	—	$(0.21)	$—
Legal settlement	(6.3)	—	(6.3)	—	(1.4)	—			(4.9)	—	$(0.08)	$—
Gain on equity investment	—	—	—	(7.5)	—	(1.8)			—	(5.7)	$—	$(0.07)
Adjusted	$1,577.2	$1,370.4	$1,433.4	$1,294.9	$359.1	$314.5	25.1%	24.3%	$1,074.0	$980.2	$18.23	$12.55

(1)	Please refer to the “Non-GAAP Financial Measures” section of the Press Release.
(2)	Tax expense is determined based on the amount of additional taxes or tax benefits associated with each individual item.
(3)	Diluted earnings per share amounts are calculated discretely and therefore may not add up to the total due to rounding.

AUTONATION, INC.
UNAUDITED SAME STORE DATA
($ in millions, except per vehicle data)

Operating Highlights	Three Months Ended September 30,				Nine Months Ended September 30,
	2022	2021	$ Variance	% Variance	2022	2021	$ Variance	% Variance
Revenue:
New vehicle	$2,752.4	$2,747.0	$5.4	0.2	$8,275.0	$9,133.3	$(858.3)	(9.4)
Retail used vehicle	2,150.7	2,152.0	(1.3)	(0.1)	6,665.2	5,867.3	797.9	13.6
Wholesale	141.8	164.8	(23.0)	(14.0)	464.6	406.3	58.3	14.3
Used vehicle	2,292.5	2,316.8	(24.3)	(1.0)	7,129.8	6,273.6	856.2	13.6
Finance and insurance, net	347.0	348.4	(1.4)	(0.4)	1,047.8	1,028.7	19.1	1.9
Total variable operations	5,391.9	5,412.2	(20.3)	(0.4)	16,452.6	16,435.6	17.0	0.1
Parts and service	993.3	928.1	65.2	7.0	2,950.3	2,697.6	252.7	9.4
Other	7.4	10.0	(2.6)		21.7	25.7	(4.0)
Total revenue	$6,392.6	$6,350.3	$42.3	0.7	$19,424.6	$19,158.9	$265.7	1.4

Gross profit:
New vehicle	$317.1	$319.0	$(1.9)	(0.6)	$990.6	$828.1	$162.5	19.6
Retail used vehicle	135.2	162.8	(27.6)	(17.0)	394.4	467.5	(73.1)	(15.6)
Wholesale	2.0	13.9	(11.9)		23.4	51.2	(27.8)
Used vehicle	137.2	176.7	(39.5)	(22.4)	417.8	518.7	(100.9)	(19.5)
Finance and insurance	347.0	348.4	(1.4)	(0.4)	1,047.8	1,028.7	19.1	1.9
Total variable operations	801.3	844.1	(42.8)	(5.1)	2,456.2	2,375.5	80.7	3.4
Parts and service	458.7	418.7	40.0	9.6	1,359.2	1,226.6	132.6	10.8
Other	1.8	1.6	0.2		6.3	3.7	2.6
Total gross profit	$1,261.8	$1,264.4	$(2.6)	(0.2)	$3,821.7	$3,605.8	$215.9	6.0

Retail vehicle unit sales:
New	53,500	58,168	(4,668)	(8.0)	163,716	204,184	(40,468)	(19.8)
Used	71,946	77,350	(5,404)	(7.0)	220,766	229,069	(8,303)	(3.6)
	125,446	135,518	(10,072)	(7.4)	384,482	433,253	(48,771)	(11.3)

Revenue per vehicle retailed:
New	$51,447	$47,225	$4,222	8.9	$50,545	$44,731	$5,814	13.0
Used	$29,893	$27,822	$2,071	7.4	$30,191	$25,614	$4,577	17.9

Gross profit per vehicle retailed:
New	$5,927	$5,484	$443	8.1	$6,051	$4,056	$1,995	49.2
Used	$1,879	$2,105	$(226)	(10.7)	$1,787	$2,041	$(254)	(12.4)
Finance and insurance	$2,766	$2,571	$195	7.6	$2,725	$2,374	$351	14.8
Total variable operations(1)	$6,372	$6,126	$246	4.0	$6,327	$5,365	$962	17.9

(1) Total variable operations gross profit per vehicle retailed is calculated by dividing the sum of new vehicle, retail used vehicle, and finance and insurance gross profit by total retail vehicle unit sales.

Operating Percentages	Three Months Ended September 30,		Nine Months Ended September 30,
	2022 (%)	2021 (%)	2022 (%)	2021 (%)
Revenue mix percentages:
New vehicle	43.1	43.3	42.6	47.7
Used vehicle	35.9	36.5	36.7	32.7
Parts and service	15.5	14.6	15.2	14.1
Finance and insurance, net	5.4	5.5	5.4	5.4
Other	0.1	0.1	0.1	0.1
	100.0	100.0	100.0	100.0
Gross profit mix percentages:
New vehicle	25.1	25.2	25.9	23.0
Used vehicle	10.9	14.0	10.9	14.4
Parts and service	36.4	33.1	35.6	34.0
Finance and insurance	27.5	27.6	27.4	28.5
Other	0.1	0.1	0.2	0.1
	100.0	100.0	100.0	100.0
Operating items as a percentage of revenue:
Gross profit:
New vehicle	11.5	11.6	12.0	9.1
Used vehicle - retail	6.3	7.6	5.9	8.0
Parts and service	46.2	45.1	46.1	45.5
Total	19.7	19.9	19.7	18.8